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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this Registration Statement on Form S-3, Post-Effective Amendment No. 1 to Registration Statement No. 33-55153 and Post-Effective Amendment No. 3 to Registration Statement No. 33-44327 (collectively the "Registration Statements"), of our report dated March 15, 1996, on our audits of the financial statements and financial statement schedule of El Paso Natural Gas Company (the "Company") as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in the Company's Annual Report on Form 10-K. We also consent to (i) the reference to our firm under the caption "Experts" in the Registration Statements and (ii) the incorporation by reference into the Registration Statements of the references to our firm which appear in the Company's Preliminary Schedule 14A, as amended (File No. 1-2700), filed as
Exhibit 99 to the company's Report on Form 8-K dated October 22, 1996 and incorporated by reference into the Registration Statements.

                                          Coopers & Lybrand L.L.P.

El Paso, Texas
October 22, 1996